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                                                                   EXHIBIT 10.13

                                             Nonqualified Stock Option Agreement


                             STOCK OPTION AGREEMENT

          Agreement (the "Option Agreement") dated this fourth day of October, 2000 (the "Date of Grant"), between Infinium Software, Inc., a Massachusetts corporation (the "Company"), and John J. Whyte (the "Participant"), an employee of the Company with a residence address at 25 Crescent Street, Suite 133, Waltham, MA 02453.

          1. GRANT OF OPTION. The Company hereby grants to the Participant a non-qualified stock option to purchase, in whole or in part and from time to time, on the terms herein provided, a total of 200,000 shares of common stock of the Company ("Common Stock") at $2.25 per share. This option is granted pursuant to and subject to the provisions of the Company's 1995 Stock Plan, as amended (the "Plan") attached hereto as Exhibit A. Capitalized terms used herein but not defined herein have the meanings given them in the Plan.

          2.   TIME LIMITS. Except as otherwise provided in this Section, in
Section 6 hereof (relating to the death of the Participant), in Section 7 hereof (relating to the disability of the Participant) and in Section 8 hereof (relating to other termination of employment of the Participant), and subject to the provisions of subparagraph C of paragraph 8 of the Plan (relating to the minimum number of shares exercisable at any one time), this option shall be exercisable as follows:

          A.   50,000 of the shares shall vest on December 22, 2000, and

          B. One-eighteenth (1/18) of the remaining shares shall vest on a monthly pro-rata basis during the period from January 22, 2001 through June 22, 2002.

          C. The vesting of the shares shall be accelerated if (i) the Board of Directors of the Company determines, in good faith, that the Participant has successfully completed his project for the Company prior to June 22, 2002, (ii) the Participant is terminated in connection with a "Change in Control" " (as defined in Exhibit B to this Agreement), (iii) the Participant is terminated by the Company, not for "cause", in connection with the hiring of a new CEO or President for the Company, (iv) following a Change in Control, the Participant and the Compensation Committee of the Board of Directors (excluding new directors from the Change in Control) agree that there is a significant change in the Participant's responsibilities, including a significant change in the senior managers or officers reporting to him.

This option may be exercised to any extent until June 22, 2003.

          3. EXERCISE OF OPTION. This option (or any part or installment hereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the option agreement under which the option is being exercised and specify the number of shares as to which the option is being exercised, accompanied by full payment of the purchase price therefor.

          4. PAYMENT FOR AND DELIVERY OF STOCK. The shares of Common Stock purchased upon any exercise of this option shall be paid for in full at the time of such exercise. The option price may be paid in United States dollars in cash or by check.

          5. NON-TRANSFERABILITY OF OPTION. This option may not be transferred by the Participant otherwise than by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of the Participant this option may be exercised only by him or her.


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          6.   DEATH. If the Participant ceases to be employed by the Company and all Related Corporations by reason of his or her death, then, effective on such date, all of the Participant's unvested stock options in the Company will become immediately vested and this option may be exercised by the estate, personal representative or beneficiary who has acquired the stock options by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the stock options or (ii) 180 days from the date of the Participant's death.

          7. DISABILITY. If the Participant ceases to be employed by the Company and all Related Corporations by reason of his or her disability, the Participant shall have the right to exercise any ISO held by him or her hereunder on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the Participant's employment. For the purposes of this Agreement, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e) of the Code.

          8. TERMINATION OF EMPLOYMENT. (a) If the Participant ceases to be employed by the Company and all Related Corporations other than by reason of death, disability as defined above or cause, no further installments of his or her stock options shall become exercisable, and his or her options shall terminate on the earlier of (i) ninety (90) days after the date of termination of employment or (ii) June 22, 2003, except as expressly provided below.

          (b) If the Participant is terminated for cause by the Company, this option may be exercised following such termination of employment only to the extent, if any, approved by the Committee.

          (c) If the Participant's options shall have been accelerated in accordance with the third bullet of Section 2 above, then the Participant's options shall be exercisable until, and his options shall terminate on June 22, 2003.

Transfer from the employ of the Company to the employ of a Related Corporation, from the employ of a Related Corporation to the employ of the Company, or from the employ of one Related Corporation to the employ of another Related Corporation shall not be deemed a termination of employment for purposes of this option.

          9. CHANGES IN STOCK. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock remaining subject to the option at the time of such change and (ii) the option price. The Committee's determination shall be binding on all persons concerned. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of an entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to the option, either (i) make appropriate provision for the continuation of the option by substituting on an equitable basis for the shares then subject to the option either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to the option immediately preceding the Acquisition; or (ii) upon written notice to the Participant, provided that the options shall be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the option shall terminate; or (iii) terminate the option in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to the option (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

          10. RESERVATION OF SHARES. The Company shall at all times during the term of the option granted hereby reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of the option granted hereby.


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          11.  RESTRICTIONS ON DISPOSITION. All shares acquired by the
Participant pursuant to the option granted hereby shall be subject to all restrictions set forth in the Company's by-laws and in any applicable agreements between or among the Participant, other shareholders and/or the Company. In addition, the Participant hereby agrees that all shares acquired pursuant to the option granted hereby, regardless of when acquired, may not be pledged, sold, assigned or in any other manner transferred, except with the prior written consent of the Company (such consent being in the sole discretion of the Company), and shall continue to be held by the Participant, or, in the case of the Participant's death, by his executor or administrator or the person or persons to whom the option or the shares acquired pursuant to the option was/were transferred by will or the applicable laws of descent and distribution, for a minimum period extending until the earlier to occur of (a) the end of the six month period succeeding the completion of an initial public offering of securities of the Company or (b) the end of the two year period succeeding the later to occur of (i) the date of Participant's termination of employment with the Company or any of its subsidiaries or affiliates or (ii) the date on which such shares are acquired pursuant to this option.

          12. NO RIGHT TO EMPLOYMENT. The grant of this option does not confer upon the Participant any right to continued employment with the Company, nor does it interfere in any way with the right of the Company to terminate the employment of the Participant at any time.

          13. COMMUNICATIONS. Any communication or notice required or permitted to be given under this Agreement shall be delivered in hand, if to the Company, to its Secretary at 25 Communications Way, Independence Park, Hyannis, MA 02601, and, if to the Participant, at the address set forth on the first page of this Agreement or such other address, in each case, as the addressee shall last have furnished to the communicating party.

          14. MISCELLANEOUS. This option granted hereunder shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, Infinium Software, Inc. has caused this Agreement to be executed by its duly authorized officer and the Participant has hereunto set his or her hand, both as of the Date of Grant set forth above.

INFINIUM SOFTWARE, INC.                      PARTICIPANT


--------------------------------------       -----------------------------------
Robert A. Pemberton
                                             Print Name:
                                                        ------------------------


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                                    EXHIBIT B


A "Change in Control" shall mean:

                    (1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange
                         Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection
                         (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

                    (2) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date this Severance Agreement was signed or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                    (3) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly,


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                         more than 50% of the then-outstanding shares of common
                         stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).


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